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                                                                   EXHIBIT 21.1

                             ALTIRIS SUBSIDIARIES

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            Name             Place of Incorporation Percentage Ownership by Altiris
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
Altiris Computing Edge, Inc.          Utah                       100%
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Altiris Australia Pty Ltd.         Australia                     100%
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Altiris GmbH                        Germany                      100%
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Altiris Services GmbH               Germany                      100%
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Altiris Ltd.                     United Kingdom                  100%
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Altiris BV                        Netherlands                    100%
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